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                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

                        [On Arthur Andersen Letterhead]

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 16, 1998 included in Oracle Corporation's Form 10-K for the year ended May 31, 1998. We also consent to the incorporation by reference of our report dated May 27, 1998, included in the Oracle Corporation's Form 11-K for the year ended December 31, 1997. We further consent to all references to our Firm included in this registration statement.


                                                  /s/ ARTHUR ANDERSEN LLP


San Jose, California
September 9, 1998